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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Conoco Inc. dated September 10, 2001 for the registration of Debt Securities (collectively the "Prospectus") and to the incorporation by reference of our report dated February 20, 2001 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in the Current Report on Form 8-K/A Amendment No. 1 of Conoco Inc. dated September 7, 2001 incorporated by reference in the Prospectus and filed with the United States Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP
Calgary, Canada
September 10, 2001                                Chartered Accountants